Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

MCG CAPITAL CORPORATION

(Approved ~~October 29, 2009~~April 11, 2012)

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington, Delaware 19805. The name of the Corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

Section 2. Other Offices. The Corporation may have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of stockholders shall be held each year and stated in a notice of meeting or in a duly executed waiver thereof. The date, time and place of such meeting shall be determined by the Chief Executive Officer of the Corporation or a majority of the Board of Directors shall determine the date, time, and place of such meeting. At such annual meeting, the stockholders shall elect, ~~by a plurality vote~~as set forth herein, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of stockholders may be called for any purpose by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer and may be held on such date and at such time and place, either within or outside the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. No business shall be conducted at any special meeting of stockholders other than (a) as stated in the Corporation’s notice of the meeting or in any supplemental notice delivered by the Corporation or (b) as otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof).

Section 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, time and place of the meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally, by mail, and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation, or by electronic transmission (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware). Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation law of the State of Delaware. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Notice of any meeting shall not be required to be given to any person (a) who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting (at the beginning of the meeting) to the transaction of any business because the meeting is not lawfully called or convened or (b) who (either before or after the meeting) shall submit a signed written waiver of notice thereof either in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

Section 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum; Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat (present in person or represented by proxy) shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If such quorum shall not be present or represented by proxy at any meeting of stockholders, then the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Organization. At each meeting of stockholders, the Chairman of the Board of Directors ~~(if one shall have been elected, or, in his absence or if one shall not have been elected,~~or the Chief Executive Officer~~,~~  (or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, ~~the President, or in the absence of the President,~~ such ~~officer~~individual as the Board of Directors may designate) shall act as chairman of the meeting. The Secretary (or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 9. Voting. Except as otherwise provided by the Certificate of Incorporation or the General Corporation Law of the State of Delaware, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

(a) on the date fixed pursuant to the provisions of Section 7 of Article V of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy that is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his attorney-in-fact, but no proxy shall be voted after (3) three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. Any proxy transmitted electronically shall set forth information from which it can be determined by the secretary of the meeting that such electronic transmission was authorized by the stockholder. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

Section 10. Inspectors. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, then the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

Section 11. Advance Notice Provisions for Election of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors of the Corporation. For nominations of persons for election to the Board of Directors to be properly made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as provided under Section 3 of this Article II, such nominations must be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) (subject to Section 13(a) of Article III of these Bylaws) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at such meeting, and (iii) who complies with the procedures set forth in this Article II of these Bylaws.

Notwithstanding anything in these Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power to determine whether a nomination was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal, and such nomination or other proposal shall be disregarded.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof and timely updates and supplements thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, stockholders meeting the requirements of this Section 11 may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 11 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 13 of Article II of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to such special meeting, or if the first public announcement of the date of such special meeting is less one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made.

Notwithstanding anything in the first sentence of the paragraph above to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the date of the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name, age, business address and residence address of the stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, such beneficial owner and of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (v) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (viii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (ix) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, (x) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xi) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (xii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (b) as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (c) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 13 of Article II of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Sections 11 and 13 of Article II of these Bylaws. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in ~~this Bylaw~~these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations as to any other business to be considered pursuant to these Bylaws. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

Section 12. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) is entitled to vote at such annual meeting, and (iii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof and timely updates and supplements thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the name and record address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (iv) the class or series and number of shares of capital stock of the

Corporation which are owned beneficially or of record by such stockholder, such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, (v) a description of all arrangements or understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and beneficial owner, if any, in such business, (vi) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (vii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (viii) any Short Interests, (ix) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (x) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner in such general or limited partnership, (xi) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (xii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (xiii) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (xiv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 11 of Article II of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person ~~(a)~~ is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (v) will abide by the requirement of Section 14 of Article II of these Bylaws and (~~v~~vi) consents to be named as a nominee and to serve as a director if elected.

Section 14. Procedure for Election of Directors; Required Vote. (a) Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Corporation as of the close of the applicable notice of nomination period set forth in Section 11 of Article II of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 11 of Article II of these Bylaws; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(b) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by clause (v) of Section 13 of Article II of these Bylaws. The Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 11 of Article III of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2 of Article III of these By-laws. ~~Section 13.~~

~~Section 14.~~Section 15. General. Sections 11 and 12 of Article II of these Bylaws shall be the exclusive means for a stockholder to make nominations or other business proposals, as the case may be (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting), before an annual meeting or a special meeting of stockholders. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11 or 12 of Article II of these Bylaws. Nothing in these Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number and Election. Subject to the Certificate of Incorporation, the number of directors which shall constitute the Board of Directors shall initially be nine (9) but may be increased or decreased from time to time by the Board of Directors; provided, however, that (i) the number of directors shall not be fewer than five (5) or greater than eleven (11) and (ii) no decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided by the Bylaws, the directors shall be elected at the annual meeting of stockholders.

Section 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or outside the State of Delaware, as the Board of Directors from time to time may determine or as shall be specified in the notice of any such meeting.

Section 4. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders (which, if required by law, shall be on the same day and at the same place where such annual meeting of stockholders shall be held). In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or outside the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall he held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if one shall have been elected), by two or more directors of the Corporation or by the Chief Executive Officer.

Section 7. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be required, shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twelve (12) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy, email or similar means or (b) three (3) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records and notice is presumed waived as set forth in Section 8.

Section 8. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 9. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors (if one shall have been elected, or, in the absence of the Chairman of the Board of Directors or if one shall not have been elected, the Chief Executive Officer or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 11. Resignations; Newly Created Directorships; Vacancies; and Removals. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal or any other cause shall be filled as provided in the Certificate of Incorporation. Any director may be removed as provided in the Certificate of Incorporation.

Section 12. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 13. Committees. The following Committees of the Board of Directors shall be established by the Board of Directors in addition to any additional Committee the Board of Directors may in its discretion establish as described in subsection (c) below:

(a) Nominating Committee. The Nominating Committee shall consist of one or more members and be composed entirely of directors who are not be “interested persons” as defined in the 1940 Act (“Non-Interested”). A majority of the members of the entire Nominating Committee shall constitute a quorum, and the actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Committee. The Nominating Committee shall nominate to the Board of Directors for its consideration nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing and to fill any vacancies on the Board of Directors.

(b) Compensation Committee. There shall be a Compensation Committee to consist of one or more members and to be composed entirely of Non-Interested directors. A majority of the entire members of the Compensation Committee shall constitute a quorum and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Compensation Committee shall have the sole power to determine or recommend to the entire Board of Directors the compensation of the Chief Executive Officer and all other executive officers of the Corporation, except as otherwise provided by Section 14 of Article IV of these Bylaws. The Compensation Committee shall have the power to set the salaries, compensation, benefits, stock options and other related matters of all officers of the Corporation and shall administer the Corporation’s restricted stock arrangements and related agreements with officers and other employees. The Compensation Committee may delegate any of its powers to the Chief Executive Officer or the President of the Corporation; provided, however, that the Compensation Committee shall not delegate its power to determine the compensation of the executive officers of the Corporation.

(c) Other Committees. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more additional committees (including an executive committee, an investment committee and/or a valuation committee), each committee to consist of one or more of the directors of the Corporation. Subject to subsections (a) and (b) of this Section 13, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 14. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee or in these Bylaws. Unless otherwise provided in such a resolution or in these Bylaws, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided by resolution or in these Bylaws, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 13(c) of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 15. Action by Written Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 16. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Section 17. Board Action Requirements. Notwithstanding applicable law, the following actions by the Corporation shall require the approval of the Board of Directors:

(a) to sell, lease, transfer or otherwise dispose of any assets having a value, individually or in the aggregate, in excess of $2,500,000, excluding (1) any such transaction with a direct or indirect subsidiary of the Corporation, (2) loan syndications, participations, assignments and other sales in the ordinary course of business, (3) exercises or sales of options, warrants or equity investments that either are required by the terms of the investment itself or are approved by the Credit Committee of the Corporation (if such transaction is within the then-existing dollar threshold of authority of the Credit Committee) or are approved by the Investment Committee of the Board of Directors and (4) dispositions of foreclosed property and/or workout subsidiaries that either are approved by the Credit Committee of the Corporation (if such transaction is within the then-existing dollar threshold of authority of the Credit Committee) or are approved by the Investment Committee of the Board of Directors;

(b) to purchase or otherwise acquire capital stock or all or a substantial portion of the business or assets of any person or to enter into any joint venture (whether or not structured as a partnership) with any person, in any such instance in a transaction valued in excess of $2,500,000, excluding (1) any such transaction with a direct or indirect subsidiary of the Corporation, (2) equity, options, warrants and/or other equity arrangements that are granted or earned in connection with either an extension of credit to a borrower or the provision of advisory or consulting services to a person by the Corporation in the course of its business, (3) purchases of equity, options, warrants and/or other equity arrangements in the ordinary course of the Corporation’s business that have been approved by the Investment Committee of the Board of Directors, (4) exercises of warrants, options or other equity investments previously approved by the Investment Committee whose exercise has been approved by the Credit Committee and (5) equity and assets acquired in connection with a pursuit of remedies against or workout with a borrower or other portfolio investment;

(c) to register or grant any rights to register any ~~Securities~~securities with the Securities and Exchange Commission in connection with any public offering of such securities except pursuant to the Amended and Restated Registration Rights Agreement;

(d) to create, incur or assume any indebtedness (which shall include for purposes hereof capitalized lease obligations and guarantees of indebtedness for borrowed money) in excess of $2,500,000, other than such indebtedness as is included in an annual budget approved by the Board of Directors;

(e) to create or incur liens or encumbrances on any assets in excess of $2,500,000, other than such liens or encumbrances in connection with (1) transactions otherwise approved by the Board of Directors and/or (2) secured indebtedness that is included in an annual budget approved by the Board of Directors;

(f) to approve or amend in any material respect the credit guidelines or the loan approval process of the Corporation;

(g) to enter into, assume or become bound by any agreement or to enter into any transaction involving the expenditure or incurrence of liabilities exceeding $2,500,000, other than such agreements and transactions in connection with expenditures and liabilities that are included in an annual budget approved by the Board of Directors;

(h) to enter into any transactions with a director, executive officer or any affiliate thereof, excluding such transactions with executive officers that are related to the compensation of such officer and are approved by the Compensation Committee of the Board of Directors; and

(i) to approve the annual budget for the operation of the Corporation.

By an affirmative vote of at least 75% of the voting power of the Board of Directors, the authority to approve one or more of the actions set forth in this Section 17, in whole or in part, from time to time may be delegated to a committee of the Board of Directors (unless otherwise prohibited by applicable law). Any amendment to, waiver of or repeal of this Section 17 shall require the affirmative vote of at least 75% of the voting power of the Board of Directors.

Section 18. Chairman of the Board. The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors ~~(including all executive session meetings of the non-management Directors)~~ and shall exercise and perform such other powers and duties as from time to time may be specifically assigned to him by resolution of the Board of Directors or as otherwise specifically prescribed by these Bylaws or by applicable law. The Chairman of the Board of Directors, in consultation with management and taking into account suggestions of other members of the Board of Directors, shall establish agendas for the meetings of the Board of Directors. The Chairman of the Board of Directors shall also serve as primary liaison for the communication of information between and among the Board of Director and management of the Corporation (except as otherwise provided by these Bylaws, by separate resolution of the Board of Directors or by charter or operating procedures of any committee of the Board of Directors). ~~The Chairman of the Board of Directors shall not be an executive officer or employee of the Corporation.~~ The Chairman of the Board of Directors (if one is elected) shall be elected annually by the Board of Directors ~~at the first meeting of the Board of Directors held after each annual meeting of the stockholders or as soon thereafter as is convenient~~.

ARTICLE IV

Officers

Section 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Investment Officer, the General Counsel, the Chief Compliance Officer, the Treasurer and the Secretary. The Corporation, at the discretion of the Board of Directors, may also have such other officers as are desired, including one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be necessary or desirable for the business of the Corporation. If there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, Assistant Vice President or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, and no officer need be a director. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chief Executive Officer and Secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors ~~at its first meeting held after each annual meeting of stockholders or as soon thereafter as is convenient. The Chief Executive Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient~~. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.

Section 3. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

Section 4. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

Section 5. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 6. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or, in accordance with Section 13(b) of Article III, by the Compensation Committee thereof. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

Section 7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the powers and perform the duties incident to that position. In the absence of the Chairman of the Board of Directors, or if a Chairman of the Board of Directors shall not have been elected, he shall preside at each meeting of the Board of Directors or the stockholders. He shall have the right to attend the meetings of the Board of Directors and all committees of the Board of Directors. Subject to the powers of the Board of Directors, he shall be in the general and active charge of the entire business and affairs of the Corporation, including authority over its officers, agents and employees, and shall have such other duties as may from time to time be assigned to him by the Board of Directors. The Chief Executive Officer shall be responsible for implementing all orders and resolutions of the Board of Directors, and shall execute bonds, mortgages and other contracts required to be executed under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except when the signing and execution thereof shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or agent of the Corporation. The Chief Executive Officer, from time to time, may also designate one or more of the Vice Presidents to act as managing directors in connection with originating and administering the investments of the Corporation.

Section 8. President. The President shall perform all duties incident to the office of President and shall have general charge of the business and affairs of the Corporation. The President shall report to the Chief Executive Officer and shall have such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or as may be provided in these Bylaws. At the written request of the Chief Executive Officer, or in his absence or in the event of his inability to act, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 9. Chief Operating Officer. The Chief Operating Officer, if any, shall perform all duties incident to such office and shall be responsible for the general direction of the operations of the business. The Chief Operating Officer, if any, shall report to the Chief Executive Officer and shall have such other duties as may be assigned to him by the Board of Directors, or the Chief Executive Officer or as may be provided in these Bylaws.

Section 10. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the President or the Chief Executive Officer. At the written request of the President, or in the absence or disability of the President, the Vice Presidents (in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions placed upon the President in respect of the performance of such duties.

Section 11. Chief Financial Officer; Treasurer. The Chief Financial Officer:

(a) shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

(d) shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) shall disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefore;

(f) shall render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

(g) shall in general, perform all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

The Chief Financial Officer may also be the Treasurer of the Corporation if so determined by the Board of Directors. The Treasurer shall assist the Chief Financial Officer in the performance of his duties and shall perform such other duties as may be required by law or as from time to time may be assigned to such officer by the Board of Directors, the Chief Executive Officer or the President.

Section 12. Chief Investment Officer. The Chief Investment Officer, if any, shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity and shall also have such other duties as from time to time may be assigned to such officer by the Board of Directors or the Chief Executive Officer.

Section 13. General Counsel. The General Counsel shall be the chief legal officer of the Corporation, shall perform all duties incident to such office, and shall be responsible for the general legal affairs of the business. The General Counsel shall report to the

Chief Executive Officer and shall have such other duties as from time to time may be assigned to such officer by the Board of Directors or the Chief Executive Officer. At the election of the Board of Directors, one or more associate and/or assistant general counsels may be elected to assist the General Counsel in performing the duties of such office.

Section 14. Chief Compliance Officer. The Chief Compliance Officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Corporation’s compliance with the Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Board of Directors, including a majority of the Non-Interested directors of the Corporation. The Chief Compliance Officer and shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time.

Section 15. Secretary. The Secretary:

(a) shall keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b) shall verify all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) shall verify that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

Section 16. The Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer.

Section 17. The Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the

Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

Section 18. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 19. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 20. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Stock Certificates and Their Transfer

Section 1. Stock Certificates. The Board of Directors may issue stock certificates, or may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares of stock. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by a certificate and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, the President or a Vice-President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue more than one class or series of stock, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation shall furnish to any holder of uncertificated shares, upon request and without charge, a full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any request by a holder for a certificate shall be in writing and directed to the Secretary of the Corporation.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration program eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration program eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 2. Facsimile Signatures. Any or all of the signatures on a certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate

Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 7. Fixing the Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

General Provisions

Section 1. Dividends. Subject to the provisions of statutes and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by statute or the Certificate of Incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation. The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

Section 3. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each fiscal year and may thereafter be changed by resolution of the Board of Directors.

Section 5. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 7. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 8. Voting of Equity in Other Entities. Unless otherwise provided by resolution of the Board of Directors or in these Bylaws, the Chairman of the Board of Directors or the Chief Executive Officer from time to time may (or may appoint one or more officers, attorneys or agents to) cast the votes that the Corporation may be entitled to cast as an equity owner or otherwise in any other entity, any of whose equity or securities may be held by the Corporation, at meetings of the holders of the equity or other securities of such other entity. If an officer, attorney or agent is appointed, then the Chairman of the Board of Directors or the Chief Executive Officer may instruct such person so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board of Directors or the Chief Executive Officer may (or may instruct the officer, attorney or agent appointed to) execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances. Notwithstanding anything herein to the contrary, any vote regarding the election of directors of operating subsidiaries of the Corporation (excluding portfolio companies and workout subsidiaries and, for the avoidance of doubt, financing vehicle subsidiaries) shall require the affirmative vote of at least 75% of the voting power of the Board of Directors.

Section 9. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 10. References to Days. For purposes of these Bylaws, all references herein to “days” shall mean calendar days unless otherwise expressly indicated to mean business days. Any period of time referenced herein that is scheduled to end on a day that is not a calendar day and any event that is scheduled to occur on a day that is not a calendar day, unless otherwise expressly indicated, shall instead end or occur on the next succeeding business day.

Section 11. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 12. Bylaws of Subsidiaries. The bylaws of all wholly owned operating subsidiaries of the Corporation (excluding portfolio companies and workout subsidiaries and, for the avoidance of doubt, financing vehicle subsidiaries) shall include the provisions set forth in Section 17 of Article III of these Bylaws; provided that the Corporation shall have six months from the date of the adoption of these Amended and Restated Bylaws to amend the bylaws of the Corporation’s wholly owned operating subsidiaries existing on such date to comply with this Section 12. Any amendment to, waiver of or repeal of this Section 12 shall require the affirmative vote of at least 75% of the voting power of the Board of Directors.

ARTICLE VII

Amendments

Except as otherwise provided in these Bylaws, these Bylaws may be amended or repealed or new Bylaws adopted only in accordance with Article V of the Certificate of Incorporation.

ARTICLE VIII

Emergency Provisions

Section 1. General. The provisions of this Article shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or stockholders, or during any nuclear, atomic or natural disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Said provisions in such event shall override all other Bylaws of this Corporation in conflict with any provisions of this Article, and shall remain operative during the emergency, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2. Unavailable Directors and Quorum. In the event that directors of the Corporation are not available to attend any meeting, then the directors who are in attendance shall constitute a quorum. If there is no available director, the Board of Directors shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board of Directors, and in the absence of such designation, shall be determined by rate of remuneration.

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